Endeavor IP, Inc. f/k/a Finishing Touches Home Goods, Inc. Announces Acquisition of Two Patent Portfolios and Name and Symbol Change

Endeavor IP, Inc. f/k/a Finishing Touches Home Goods, Inc., is an intellectual property services and patent licensing company that has announced it acquired two patent portfolios and related intellectual property rights, and changed its name to Endeavor IP, Inc. Additionally, the Company’s Common Stock is now quoted under the new symbol “ENIP” (OTC:BB: ENIP).

Half Moon Bay, CA ( PRWEB ) June 27, 2013 --Endeavor IP, Inc. f/k/a Finishing Touches Home Goods, Inc. (OTC:BB: ENIP) (the “Company”), an intellectual property services and patent licensing company, today announced that on May 13, 2013, it acquired patent portfolios and related intellectual property rights from Mesh Comm LLC and Spiral Energy Tech Inc. (formerly Solid Solar Energy, Inc.) Additional information regarding the Company’s acquisitions is set forth in further detail in the Company’s Current Report on Form 8K filed with the SEC on May 17, 2013. The Company acquired the portfolios in connection with its strategic decision to focus its operations on the commercialization and development of intellectual property assets. As a result of the acquisitions, the Company has acquired patents relating to wireless communication networks and remote access energy monitoring systems. In connection with the acquisitions, Dr. Cameron Gray was appointed the Company’s new Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director and Mark Hunter resigned from all positions. Dr. Gray’s experience spans scientific research, capital markets, and the intellectual property markets. He co-founded Claims Capital and previously held senior positions with ICAP Patent Brokerage, IPXI, and Ocean Tomo.

Additionally, the Company today announced that its name change to Endeavor IP, Inc. is effective with FINRA, as of the open of business on June 19, 2013 and the Company’s Common Stock is now quoted under the new symbol “ENIP”. The Company believes that the name change better aligns the Company with its new strategic direction.

Cameron Gray, Chief Executive Officer of Endeavor, said that, "We are pleased to announce the successful closing of our initial acquisitions and consider it to be the first step towards the creation of a global patent company. I look forward to building material shareholder value through our newly acquired patent portfolios, the acquisition of additional intellectual property assets and partnering with appropriately situated patent holders seeking to monetize their patent portfolios.”

About Endeavor IP, Inc. Endeavor IP, Inc. is an intellectual property services and patent licensing company that is engaged in the acquisition and licensing of intellectual property. Endeavor engages in both the prosecution and licensing of its own patent portfolio, the acquisition of additional intellectual property and partnering with others to monetize their patents. Endeavor is based in Half Moon Bay, CA.

Forward Looking Statements Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward

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looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

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Contact Information
Dr. Cameron Gray
Endeavor IP, Inc.
+1 (650) 440-5240

Online Web 2.0 Version
You can read the online version of this press release here .

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